UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 10, 2005

ASPEN EXPLORATION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	00-9494	84-0811316
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2050 S. Oneida St., Suite 208, Denver, CO 80224
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 303-639-9860

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02     Unregistered Sales of Equity Securities

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sale of equity securities:

(a) The transaction was completed on March 10, 2005. An accredited investor, Tripower Resources, Inc., exercised warrants (the “Initial Warrants”) for the purchase of 300,000 shares of our common stock at an exercise price of $1.10 per share for a total offering price of $330,000. The terms of the Initial Warrants included a provision that if the accredited investor exercised the Initial Warrants by March 31, 2005, we would issue to the accredited investor additional warrants for the purchase of 300,000 shares of common stock. Accordingly, on March 10, 2005, we issued to the accredited investor warrants for the purchase of 300,000 shares of our common stock. The warrants are exercisable at $1.25 per share and will expire unless exercised by June 30, 2006. When we issued the Initial Warrants and completed the transaction with Tripower in June 2004, our stock was trading at approximately $0.93 per share and, therefore, we considered the transaction to be "above market."

(b) No underwriter, placement agent, or finder was involved in the transaction. There was only a single accredited investor named in paragraph (a), above.

(c) The total offering price was $330,000 which was paid in cash. No underwriting discounts or commissions were paid. There was no placement agent or underwriter for the transaction or the original transaction that took place in fiscal year 2004, and we did not publicly offer any securities.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction and Regulation D for the issuances. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Aspen Exploration it requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The common stock issued to the accredited investor is not convertible or exchangeable for other securities. Each common stock warrant issued in this transaction is exercisable to purchase one share of common stock at an exercise price of $1.25 per share and expires on June 30, 2006. The warrants include normal anti-dilution provisions. The warrants may only be exercised to the extent that there is an exemption available for the exercise at the time of the exercise. If the accredited investor exercises all of the warrants before June 30, 2006, we will receive an additional $375,000 ($1.25 per share).

We have the right to redeem the warrants issued at any time for the payment of $0.10 per warrant provided there is an effective registration statement for the resale of the shares underlying the warrant at the time of the redemption, and provided further that the market price of our common stock has equaled or exceeded $2.50 per share for at least twenty of the thirty consecutive trading days preceding the date we give notice of our intention to redeem the warrants. There are no other registration rights associated with the securities issued to the accredited investor.

(f) Not applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March 11, 2005

ASPEN EXPLORATION CORPORATION

By: /s/ Robert A. Cohan Robert A. Cohan President